EXHIBIT 23(1)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Award and Incentive Plan as Amended and Restated as of March 4, 1997 of American Biltrite Inc. of our report dated March 8, 1999, with respect to the consolidated financial statements and schedule of American Biltrite Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                               /s/ Ernst & Young LLP
                               Ernst & Young LLP


 August 3, 1999